UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021 (December 16, 2021)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2021, Warner Music Group Corp. (the “Company”) purchased Theory Entertainment LLC d/b/a 300 Entertainment, pursuant to the terms and conditions of the merger agreement of the same date among Warner Music Inc. and MM Investment LLC, both wholly-owned subsidiaries of the Company, the Buyer Representative, Trifecta Merger Subsidiary LLC, Theory Entertainment LLC d/b/a 300 Entertainment and the Seller Representative. The merger consideration was $400 million in cash, subject to adjustment for working capital, cash, indebtedness and expenses. The merger agreement contains customary representations, warranties and covenants. The foregoing description of the merger agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the merger agreement, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Executive Vice President and General Counsel

Date: December 17, 2021